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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) December 13, 1999


                                    BTG, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Virginia                      000-25094                54-1194161
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(State or other Jurisdiction    (Commission File Number)    (IRS Employer
     of incorporation)                                       Identification No.)



3877 Fairfax Ridge Road, Fairfax, Virginia                    22030
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 (Address of Principal Executive Offices)                   (Zip Code)

     Registrant's telephone number, including area code: (703) 383-8000
                                                         --------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

         On December 13, 1999, the Board of Directors of BTG, Inc. (the "Company") authorized an amendment to the shareholder rights agreement previously adopted by the Board on September 16, 1998 (the "Rights Agreement"). As originally adopted, the Rights Agreement permitted Heartland Advisors, Inc. ("Heartland"), a value-oriented investment management firm with approximately $2.8 billion under management, to acquire up to an additional 50,000 shares of common stock of the Company, without being deemed an "Acquiring Person" under the Rights Agreement. As of December 13, 1999, Heartland owned approximately 1,784,900 shares of common stock of the Company (or approximately 20% of the issued and outstanding shares of common stock of the Company). Pursuant to the newly adopted amendment, the shareholder ownership threshold for Heartland was increased to 1,950,000 shares of Company common stock in order to permit Heartland to make open market purchases of additional shares without being deemed an "Acquiring Person" under the Rights Agreement.

         The First Amendment to the BTG, Inc. Rights Agreement, between the Company and First Union National Bank as Rights Agent, and the press release announcing the First Amendment are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing description of the First Amendment is qualified in its entirety by reference to Exhibits 99.1 and 99.2.

Item 7.  Financial statements, Pro Forma Financial Information and Exhibits

         99.1 First Amendment to the BTG, Inc. Rights Agreement dated as of December 14, 1999 between the Company and first Union National Bank as Rights Agent.
         99.2     Press Release dated December 16, 1999.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BTG, Inc.



Dated:   December  23, 1999              By:   /s/ Todd A. Stottlemyer
                                               -----------------------
                                               Name:   Todd A. Stottlemyer
                                               Title:  Executive Vice President,
                                                       Chief Financial Officer